UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2009

Cell Genesys, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-19986	94-3061375
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

400 Oyster Point Boulevard, Suite 525, South San Francisco, California	94080
(Address of Principal Executive Offices)	(Zip Code)

(650) 266-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.                                          Completion of Acquisition or Disposition of Assets.

On October 14, 2009, Cell Genesys, Inc. (“Cell Genesys”) completed its previously announced merger with BioSante Pharmaceuticals, Inc. (“BioSante”).  Pursuant to the terms of an agreement and plan of merger dated as of June 29, 2009 between BioSante and Cell Genesys (the “Merger Agreement”), Cell Genesys merged with and into BioSante, with BioSante continuing as the surviving company (the “Merger”).  The Merger Agreement and the transactions contemplated thereby, including the Merger, were approved by the board of directors and stockholders of each of BioSante and Cell Genesys.  The stockholders of BioSante and Cell Genesys approved the Merger Agreement and the transactions contemplated thereby, including the Merger and, in the case of the BioSante stockholders, the issuance of shares of BioSante common stock in the Merger, at respective special meetings of the stockholders held on September 30, 2009, in the case of the BioSante special meeting, and October 14, 2009, in the case of the Cell Genesys special meeting.

Subject to the terms and conditions of the Merger Agreement, at the effective time of and as a result of the Merger, each share of common stock of Cell Genesys issued and outstanding immediately prior to the effective time of the Merger was converted into the right to receive 0.1828 of a share of BioSante common stock (the “Exchange Ratio”).  No fractional shares of BioSante common stock were issued in connection with the Merger, and holders of Cell Genesys common stock are entitled to receive cash in lieu thereof.

In addition, under the terms of the Merger Agreement, all options to purchase shares of Cell Genesys common stock, other than certain designated options held by Cell Genesys’s current officers (the “Specified Company Stock Options”), became fully vested and exercisable until immediately prior to the effective time of the Merger.  Upon the effective time of the Merger, such unexercised options other than the Specified Company Stock Options terminated.  The Specified Company Stock Options were assumed by BioSante and will remain outstanding following the Merger, but converted into and became options to purchase shares of BioSante common stock on terms substantially identical to those in effect prior to the Merger, except for adjustments to the underlying number of shares and the exercise price based on the Exchange Ratio.  All warrants to purchase shares of Cell Genesys common stock which by their terms survived the Merger were assumed by BioSante, but were converted into and became warrants to purchase shares of BioSante common stock on terms substantially identical to those in effect prior to the Merger, except for adjustments to the underlying number of shares and the exercise price based on the Exchange Ratio.  In addition, as a result of the Merger, BioSante assumed $1.2 million in principal amount of 3.125% convertible senior notes due in November 2011 and $20.8 million in principal amount of 3.125% convertible senior notes due in May 2013 issued by Cell Genesys, and such notes became convertible into shares of BioSante common stock as a result of the merger in accordance with the terms of the indentures governing such notes as supplemented by supplemental indentures entered in to between BioSante and the trustees thereunder.

In the aggregate, BioSante issued approximately 20.2 million shares of its common stock to former Cell Genesys stockholders in connection with the Merger.  The issuance of BioSante common stock to the Cell Genesys stockholders in connection with the Merger was registered under the Securities Act of 1933, as amended, pursuant to a registration statement on Form S-4 (File No. 333-161181), initially filed by BioSante with the Securities and Exchange Commission on August 7, 2009 and declared effective on August 21, 2009. BioSante’s Form S-4 registration statement, including the joint proxy statement/prospectus included therein, contains additional information about the Merger and the related transactions.

Item 3.01.                                          Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(d)                                     Following completion of the Merger on October 14, 2009, Cell Genesys notified the NASDAQ Global Market that the Merger had been completed and that as a result of the merger, each outstanding share of Cell Genesys common stock was converted into the right to receive the merger consideration, as described above under the heading “Item 2.01. Completion of Acquisition or Disposition of Assets.”  Cell Genesys requested that NASDAQ file with the Securities and Exchange Commission an application on Form 25 to strike Cell Genesys common stock from listing on NASDAQ and from registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Cell Genesys intends to file a certification on Form 15 to terminate the registration of its common stock under Section 12(g) of the Exchange Act (and its corresponding reporting obligation under Section 13(a) of the Exchange Act) and to suspend its reporting obligations under Section 15(d) of the Exchange Act.

Item 3.03.                                          Material Modification to Rights of Security Holders.

Pursuant to the Merger Agreement, each outstanding share of Cell Genesys common stock issued and outstanding prior to the effective time of the Merger was converted into the right to receive the merger consideration, as described above under the heading “Item 2.01. Completion of Acquisition or Disposition of Assets,” which description is incorporated by reference herein.

Item 5.01.                                          Changes in Control of Registrant.

Upon the closing of the Merger on October 14, 2009, a change in control of Cell Genesys occurred. Pursuant to the terms of the Merger Agreement, Cell Genesys merged with and into BioSante, with BioSante continuing as the surviving company, as described above under the heading “Item 2.01. Completion of Acquisition or Disposition of Assets,” which description is incorporated by reference herein.  In the aggregate, BioSante issued approximately 20.2 million shares of its common stock to former Cell Genesys stockholders in connection with the Merger.  As a result of the Merger, the stockholders of BioSante prior to the Merger own approximately 62 percent of the outstanding common stock of the combined company and the former Cell Genesys stockholders own approximately 38 percent of the outstanding common stock of the combined company.

Pursuant to the terms of the Merger Agreement and as a result of and by virtue of the Merger, Stephen A. Sherwin, M.D. and John T. Potts, Jr., M.D., both former directors of Cell Genesys, joined the board of directors of BioSante at the effective time of the Merger.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)                                 Pursuant to the terms of the Merger Agreement, David W. Carter, Nancy M. Crowell, James M. Gower, Thomas E. Shenk, Ph.D., Eugene L. Step, Inder M. Verma, Ph.D. and Dennis L. Winger, former members of the Cell Genesys board of directors, resigned immediately prior to the completion of the Merger.

Immediately after the completion of the Merger, BioSante terminated the employment of each of Stephen A. Sherwin, M.D., the former chairman of the board and chief executive officer of Cell Genesys, Sharon E. Tetlow, the former senior vice president and chief financial officer of Cell Genesys, Marc L. Belsky, the former vice president, finance and chief accounting officer of Cell Genesys, and Robert H. Tidwell, the former senior vice president, corporate development of Cell Genesys, effective immediately.

Item 7.01                                             Regulation FD Disclosure.

On October 14, 2009, Cell Genesys issued a news release announcing the completion of the Merger. A copy of the news release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in this Item 7.01 and Exhibit 99.1 to this report shall not be deemed to be

“filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and shall not be incorporated by reference into any filings made by Cell Genesys under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as may be expressly set forth by specific reference in such filing.

Item 9.01.                                          Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description	Method of Filing
2.1	Agreement and Plan of Merger dated as of June 29, 2009 by and between BioSante Pharmaceuticals, Inc. and Cell Genesys, Inc.*	Incorporated by reference to Exhibit 2.1 to Cell Genesys’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 30, 2009
99.1	News release issued by Cell Genesys, Inc. on October 14, 2009	Furnished herewith

*                                         All exhibits and schedules to this exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Cell Genesys will furnish the omitted exhibits and schedules to the Securities and Exchange Commission upon request by the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELL GENESYS, INC.

By:	/s/ Phillip B. Donenberg
Phillip B. Donenberg, Chief Financial Officer, Treasurer and Secretary of BioSante Pharmaceuticals, Inc., successor in interest to Cell Genesys, Inc. and Authorized Person

Date:  October 14, 2009

CELL GENESYS, INC.

CURRENT REPORT ON FORM 8-K

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing
2.1	Agreement and Plan of Merger dated as of June 29, 2009 by and between BioSante Pharmaceuticals, Inc. and Cell Genesys, Inc.*	Incorporated by reference to Exhibit 2.1 to Cell Genesys’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 30, 2009
99.1	News release issued by Cell Genesys, Inc. on October 14, 2009	Furnished herewith

*                                         All exhibits and schedules to this exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Cell Genesys will furnish the omitted exhibits and schedules to the Securities and Exchange Commission upon request by the Securities and Exchange Commission.